                                                                   EXHIBIT 23.5

                         CONSENT OF PROPOSED DIRECTOR

  The undersigned hereby consents to being named as a proposed member of the Board of Directors of Quanta Services, Inc. (the "Registrant") in the Prospectus constituting a part of the Registration Statement on Form S-1 of the Registrant filed under the Securities Act of 1933, as amended.

                                                  /s/ Timothy A. Soule
                                          _____________________________________
                                                    Timothy A. Soule

December 18, 1997